EXHIBIT 23.1





     CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We hereby consent to the incorporation by reference in this registration statement on Forms S-8 of our report dated April 2, 2004, on our audit of the consolidated financial statements of American Water Star, Inc. and Subsidiaries. We also consent to the reference to our firm under the caption "Experts".



/s/ Kelly & Company

Costa Mesa, California
May 12, 2004